
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information (prepared in accordance with accounting principles generally accepted in Canada) extracted from the accounting records of Mitel Corporation and included in the Consolidated Statements of Income for the Nine Months Ended December 24, 1999 and the Consolidated Balance Sheets as at December 24, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> CANADIAN DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          MAR-31-2000
<PERIOD-END>                               DEC-24-1999
<EXCHANGE-RATE>                                1.47760<F1>
<CASH>                                          27,072
<SECURITIES>                                   126,553
<RECEIVABLES>                                  325,789
<ALLOWANCES>                                    10,527
<INVENTORY>                                    191,350
<CURRENT-ASSETS>                               696,934
<PP&E>                                         891,627
<DEPRECIATION>                                 410,090
<TOTAL-ASSETS>                               1,227,883
<CURRENT-LIABILITIES>                          331,892
<BONDS>                                        254,121
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     37,014
<COMMON>                                       322,749
<OTHER-SE>                                     255,520
<TOTAL-LIABILITY-AND-EQUITY>                 1,227,883
<SALES>                                      1,023,740
<TOTAL-REVENUES>                             1,023,740
<CGS>                                          535,661
<TOTAL-COSTS>                                  535,661
<OTHER-EXPENSES>                               418,694
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              15,315
<INCOME-PRETAX>                                 59,478
<INCOME-TAX>                                    26,952
<INCOME-CONTINUING>                             32,526
<DISCONTINUED>                                   8,000
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    24,526
<EPS-BASIC>                                       0.19<F2>
<EPS-DILUTED>                                     0.19<F3>

<F1>The foreign exchange rate of 1.477600 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars. The nine month moving average foreign exchange rate of 1.477795 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.
<F2>The figure quoted is EPS-Basic under Canadian Generally Accepted
Accounting Principles.
<F3>The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted
Accounting Principles.

